Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2013, in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-1, File No. 333-187155 on Form S-3) and the related Prospectus of Idera Pharmaceuticals, Inc. dated November 26, 2013.

/s/ Ernst & Young LLP

Boston, Massachusetts

November 26, 2013